Exhibit 3.2

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PSNH FUNDING LLC 3,

a Delaware Limited Liability Company,

is made and is effective as of [ • ], 2018

by

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

d/b/a EVERSOURCE ENERGY,

a New Hampshire Corporation

i

TABLE OF CONTENTS
(Cont’d)

ii

TABLE OF CONTENTS
(Cont’d)

Section 10.08	Insurance	19
Section 10.09	Consolidation/Merger	19
Section 10.10	Heirs, Executors, and Administrators	19
Section 10.11	Non-Petition	19

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
PSNH FUNDING LLC 3

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of PSNH FUNDING LLC 3, a Delaware limited liability company (the “Company”), is made and is effective as of the Closing Date (as defined below) by PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE, a New Hampshire corporation d/b/a EVERSOURCE ENERGY, as the sole member of the Company (the “Member”).

WHEREAS, the Member has caused to be filed a Certificate of Formation with the Secretary of State of Delaware (the “Secretary”) to organize the Company under and pursuant to the Act (as herein defined) and has entered into a Limited Liability Company Agreement of the Company, dated as of January 18, 2018 (the “Original LLC Agreement”);

WHEREAS, the Member desires to enter into this Agreement to amend and restate the Original LLC Agreement in its entirety;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Member, intending to be legally bound, hereby amend and restate the Original LLC Agreement in its entirety and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                                               Definitions.  Any capitalized terms used in this Agreement but not defined herein shall have the meaning given to such terms in the Indenture. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Act” shall mean the Delaware Limited Liability Company Act, Del.  Code Ann.  tit.  6, § 18-101 et seq., as the same may hereafter be amended from time to time.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Capital Account” shall mean the account established in accordance with Section 4.02.

“Capital Contribution” shall mean, with respect to the Member, the amount of cash and the value of any property contributed to the Company.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Manager’s duties under this Agreement, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“Certificate” shall mean the Certificate of Formation of the Company filed with the Secretary on January 18, 2018 as described in Section 2.01 and as amended, modified, supplemented, or restated from time to time.

“Closing Date” means [          ], 2018.

“Company” shall have the meaning assigned to such term in the preamble hereto.

“Event of Bankruptcy” shall mean, with respect to the Company, that the Company shall (i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a voluntary bankruptcy petition or any other petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, (v) make a general assignment for the benefit of creditors or (vi) admit in writing its inability to pay its debts generally as they become due.

“GAAP” shall mean generally accepted accounting principles in effect in the United States from time to time.

“Indenture” shall mean that certain Indenture to be entered into between the Company, as issuer, and a trustee, as amended, supplemented or modified from time to time.

“Independent Manager” shall mean a natural person who is employed by a nationally-recognized company that routinely provides professional Independent Managers and has experience with asset securitization and is not at the time of appointment, has not been at any time preceding such appointment and is not during the term of such appointment (other than as incidental to such person’s role as Independent Manager): (i) a member, stockholder, partner, director, manager, officer or employee of any member of the PSNH Affiliated Group (other than the Company and any such member of the PSNH Affiliated Group that is a bankruptcy-remote special purpose entity formed or to be formed in connection with any securitization transaction on behalf of any member of the PSNH Affiliated Group); provided that that the indirect or beneficial ownership of stock of any member of the PSNH Affiliated Group through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager; (ii) a customer, supplier (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Company, the Member or any of its Affiliates in the ordinary course of its business) or other person who derives more than two percent (2%) of its purchases or revenues from its activities with the Company or any member of the PSNH Affiliated Group; (iii) a member of the family of any such member, stockholder, partner, director, manager, officer, employee, customer or supplier; (iv) a trustee in bankruptcy for any member of the PSNH Affiliated Group; or (v) a Person that controls (whether directly or indirectly) any Person set forth in clauses (i) through (iv) above.

“Management Agreement” shall mean the agreement or agreements of the members of the Management Committee, each in the form attached hereto as Exhibit A.  The Management Agreement shall be deemed incorporated into, and part of, this Agreement.

“Management Committee” shall mean a committee composed of at least three and no more than five Managers, at least one of whom must qualify as an Independent Manager at all times upon and after the acquisition by the Company of RRB Property until the Indenture has been discharged in accordance with its terms.  At all times after the acquisition by the Company of RRB Property until the Indenture has been discharged in accordance with its terms, the Company shall be without authority to take the actions specified herein as requiring the unanimous vote or consent of the Management Committee absent the currently effective appointment of at least one Independent Manager to the Management Committee.

“Manager” shall mean a member of the Management Committee and a manager within the meaning of the Act.

“Member” shall have the meaning assigned to such term in the preamble hereto, and shall include any additional or substitute member of the Company, each in its capacity as a member of the Company; provided that the term “Member” shall not include the Special Member.

“Membership Interest” shall mean the limited liability company interest of the Member in the Company.

“Officer” shall mean an officer of the Company as appointed and serving in accordance with Section 6.06.

“PSNH Affiliated Group” shall mean the Member and any Affiliate of the Member (other than the Company).

“Secretary” shall have the meaning assigned to such term in the first recital of this Agreement.

“Special Member” means, upon such person’s admission to the Company as member pursuant to Section 6.07, a person acting as Independent Manager, in such person’s capacity as a member of the Company.

ARTICLE 2

FORMATION AND BUSINESS OF THE COMPANY

Section 2.01                                               Formation.  The Company has been organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate with the Secretary by Emilie G. O’Neil, as an “authorized person” under the Act.  Upon the filing of the Certificate with the Secretary, and another certificate to qualify the Company to do business in the State of New Hampshire, her powers as an “authorized person” ceased, and each Officer, acting singly, thereupon became and shall continue as a designated “authorized person” of the Company.  An Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.  To the extent that the rights or obligations of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 2.02                                               Name.  The name of the Company shall be PSNH Funding LLC 3.

Section 2.03                                               Principal Office.  The location of the principal place of business of the Company shall be at such location as shall be provided from time to time by the Administrator under the Administration Agreement.

Section 2.04                                               Registered Agent and Registered Office.  The registered agent of the Company shall be the initial registered agent named in the Certificate or such other Person or Persons as the Member may designate from time to time in the manner provided by the Act.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by the Act.

Section 2.05                                               Purpose.  The Company is intended to qualify as a “financing entity” as defined in RSA 369-B:2, VI.  As such, the purpose for which the Company is formed is limited solely to the following activities:

(a)                                         to acquire, own, hold, administer and service the RRB Property, and enter into the Basic Documents to which it shall be a party and any other agreements regarding the receipt and servicing of the RRB Property, along with certain other related assets;

(b)                                         to enter into, perform and comply with the Sale Agreement, assignment agreements or other agreements providing for the purchase of the RRB Property and related assets by the Company; and to enter into, perform and comply with such servicing agreements, administration agreements, collection account agreements and other similar agreements as may be necessary or desirable in connection with such sale agreements;

(c)                                          to issue, sell, authorize and deliver the Rate Reduction Bonds and to enter into any agreement or document providing for the authorization, issuance, sale and delivery of the Rate Reduction Bonds;

(d)                                         to manage, collect amounts due on, sell, exchange, assign, pledge, encumber or otherwise deal with all or any part of the RRB Collateral, and, in connection therewith, to accept, collect, hold, sell, exchange or otherwise dispose of evidences of indebtedness or other property received pursuant thereto, including the encumbrance of all of the RRB Collateral as collateral security for the Rate Reduction Bonds;

(e)                                          to invest proceeds from the RRB Property and its other assets and any capital and income of the Company in accordance with the Basic Documents or as otherwise determined by the Management Committee and not inconsistent with this Agreement or the Basic Documents;

(f)                                           to execute any registration statement, offering document or related agreements or disclosures related to the issuance of rate reduction bonds or other instruments secured by the RRB Property; and

(g)                                          to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies formed under the laws of the State of Delaware that, in either case, are incidental to and necessary, suitable or convenient for the accomplishment of the above-mentioned purposes.

The Company shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the Sale Agreement, any Basic Document or any other agreement referenced above.  The Company shall have all powers reasonably necessary or convenient to effect the foregoing purposes, including all powers granted under the Act.  The Company, and any Officer or Manager, on behalf of the Company, and the Member may enter into the Basic Documents and the Rate Reduction Bonds and perform their respective obligations under the Basic Documents and the Rate Reduction Bonds and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member, the Management Committee, any Manager or other person or entity, notwithstanding any other provision of this Agreement, the Act, or other applicable law, rule or regulation.  The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of any Officer or Manager, including any Independent Manager, to enter into other agreements or documents on behalf of the Company, to the extent permitted hereunder.

Section 2.06                                               Separate Existence.  The Company, and the Member and the Management Committee on behalf of the Company, shall:

(a)                                 Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to the proper administration hereof and to permit and effectuate the undertakings contemplated hereby.

(b)                                 Hold itself out to the public and all other persons as a legal entity separate from the Member at all times, and correct any known misunderstandings regarding its separate identity.

(c)                                  Maintain its own deposit account or accounts separate from those of any member of the PSNH Affiliated Group.

(d)                                 Maintain an arm’s length relationship with its Affiliates and the PSNH Affiliated Group.

(e)                                  Pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations, or, if there are no such employees, ensure that, to the extent that it shares the same officers or other employees with the Member or any member of the PSNH Affiliated Group, the salaries of, and the expenses related to providing benefits to, such officers and other employees shall be separately noted in its books and records and fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(f)                                   Pay all of its operating expenses incurred by it from the assets of the Company, and ensure that, to the extent that it jointly contracts with the Member or any member of the PSNH Affiliated Group to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs.

(g)                                  Maintain a principal executive and administrative office through which its business is conducted separate from those of the Member and any Affiliate of the PSNH Affiliated Group.  To the extent that the Company and the Member or any Affiliate of the PSNH Affiliated Group have offices in contiguous or shared space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(h)                                 Observe all necessary, appropriate and customary formalities required by its organizational documents and applicable law, including, but not limited to, holding all regular and special meetings including meetings of the Management Committee, appropriate to authorize all action on behalf of the Company, keeping all resolutions or consents necessary to authorize actions taken or to be taken, maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, and keeping its financial statements separate and apart from, and not consolidated with, those of any other Person; provided, however, that the Company may be included in the consolidated financial statements of the PSNH Affiliated Group so long as it is shown as a separate member of such group.

(i)                                     Cause to have prepared and filed its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law.

(j)                                    At all times vest the management of the Company in the Management Committee and, from and after the entry into the Sale Agreement and the acquisition of any RRB Property and until the Indenture has been discharged in accordance with its terms, ensure that its Management Committee shall at all times include at least one Independent Manager.

(k)                                 Refrain from commingling its assets with those of the Member or any member of the PSNH Affiliated Group (except as contemplated by the Sale Agreement, the Servicing Agreement, the Administration Agreement or any other Basic Document).

(l)                                     Refrain from making any loan or advance to, owning, or acquiring any stock or securities of any Person, including any member of the PSNH Affiliated Group, except as permitted in the Basic Documents.

(m)                             Act solely in its own name and through its own Officers and agents, and no member of the PSNH Affiliated Group shall be appointed to act as agent of the Company, except as expressly contemplated by the Basic Documents, in which case the capacity of such agent shall be clearly identified.

(n)                                 Ensure that no member of the PSNH Affiliated Group shall advance funds to the Company, or otherwise guaranty debts of the Company, except as provided in the Basic Documents; provided, however, that the Member may make contributions to the capital of the Company.

(o)                                 Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any member of the PSNH Affiliated Group and not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of the Member or any other member of the PSNH Affiliated Group.

(p)                                 Comply with all restrictions on its business and operations as set forth in Sections 2.05 and 2.07.

(q)                                 Not pledge its assets for the benefit of any member of the PSNH Affiliated Group.

(r)                                    Use separate stationery, invoices and checks.

(s)                                   Maintain adequate capital in light of its contemplated business operations.

Section 2.07                                               Limitation on Certain Activities.  Notwithstanding any other provisions of this Agreement, the Company, and the Member or Management Committee on behalf of the Company, shall not:

(a)                                 engage in any business or activity other than as set forth in Article 2 hereof;

(b)                                 without the affirmative vote of the Member and the affirmative vote of all of the Managers, including, until the date that is one year and one day from the date that the Indenture has been discharged in accordance with its terms, each Independent Manager, initiate any Event of Bankruptcy with respect to the Company or take any action in furtherance of any such Event of Bankruptcy;

(c)                                  merge or consolidate with any other Person or, except to the extent permitted by the Basic Documents, sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other Person;

(d)                                 form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other);

(e)                                  incur any indebtedness (other than the indebtedness incurred under the Rate Reduction Bonds and the Basic Documents), assume or guarantee any indebtedness of any other Person or pledge its assets for the benefit of any other Person (other than the pledge of assets contemplated by the Basic Documents); or

(f)                                   to the fullest extent permitted by law, execute any dissolution, liquidation, or winding up of the Company unless there are no Rate Reduction Bonds remaining outstanding and the Indenture has been discharged in accordance with its terms and without the affirmative vote of the Member and the affirmative vote of all Managers, including, until such time as the Indenture has been discharged in accordance with its terms, each Independent Manager.

Section 2.08                                               No State Law Partnership.  No provisions of this Agreement (including, without limitation, the provisions of Article 6) shall be deemed or construed to constitute a partnership (including, without limitation, a limited partnership) or joint venture, or the Member a partner or joint venturer of or with any Manager or the Company, for any purposes.

Section 2.09                                               Address of the Member.  The address of the Member is set on Exhibit B hereto, as amended from time to time, attached hereto and made a part hereof.

ARTICLE 3

TERM

Section 3.01                                               Commencement.  The Company’s term commenced upon the filing of the Certificate with the Secretary on January 18, 2018.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.

Section 3.02                                               Continuation.  Notwithstanding any provision of this Agreement, a Bankruptcy of the Member or Special Member will not cause the Member or Special Member, respectively, to cease to be a member of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution.  Notwithstanding any other provision of this Agreement, the Member waives any right it might have under the Act to agree in writing to dissolve the Company upon the occurrence of a Bankruptcy of the Member or Special Member or the occurrence of an event which causes the Member or Special Member to cease to be a member of the Company.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.01                                               Capital Contribution.  The Member shall be permitted to make Capital Contributions in cash or property to the Company on such terms and conditions as may be agreed to by the Member from time to time.  The amounts so contributed by the Member shall be credited to the Member’s capital account, as provided in Section 4.02 below.  The Member shall have a Membership Interest of one hundred percent (100%) of the Company.

Section 4.02                                               Capital Account.  The Company shall establish an individual Capital Account for the Member (the “Capital Account”).

Section 4.03                                               Return of Capital Account.  The Member shall, subject to the Act, be entitled to the return of its Capital Contribution and the payment of any Capital Subaccount Investment Earnings to the extent permitted in the Indenture, the Finance Order and the Basic Documents.

ARTICLE 5

ALLOCATIONS; BOOKS

Section 5.01                                               Allocations of Income and Loss.

(a)                                         Book Allocations.  The net income and net loss of the Company shall be allocated entirely to the Capital Account of the Member.

(b)                                         Tax Allocations.  Because the Company is not making (and will not make) an election to be treated as an association taxable as a corporation under Section 301.7701-3(a) of the U.S. Treasury Regulations, and because the Company is a business entity that has a single owner and is not a corporation, it shall be disregarded as an entity separate from its owner for federal income tax purposes under Section 301.7701-3(b)(1) of the U.S. Treasury Regulations and shall not take any action inconsistent with such treatment.  Accordingly, all items of income, gain, loss, deduction and credit of the Company for all taxable periods will be treated for federal income tax purposes, and for state and local income and other tax purposes to the extent permitted by applicable law, as realized or incurred directly by the Member.  To the extent not so permitted, all items of income, gain, loss, deduction and credit of the Company shall be allocated entirely to the Member.

Section 5.02                                               Books of Account.  At all times during the continuance of the Company, the Company shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP, using the fiscal year and taxable year of the Member.  In addition, the Company shall keep all records required to be kept pursuant to the Act.

Section 5.03                                               Distributions.  The Company may make distributions to the Member from time to time upon the unanimous vote of the Management Committee.  Notwithstanding the foregoing, the Company shall distribute all Capital Subaccount Investment Earnings to the Member upon the release of such funds pursuant to Section 8.02(g) of the Indenture. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any of the Basic Documents.

ARTICLE 6

MANAGEMENT OF THE COMPANY

Section 6.01                                               Management of Company.  Except as otherwise provided in this Agreement, the property and business of the Company shall be controlled and managed by the Management Committee, composed of Managers appointed by the Member.  Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement, a Manager may not bind the Company.  Prior to the entry into the Sale Agreement and the acquisition of any RRB Property, the Member shall appoint at least one Independent Manager.  The Company shall pay each Independent Manager an annual fee as agreed to between the Company and each Independent Manager (the “Independent Manager Fee”).  Each Manager, including each Independent Manager, is hereby deemed to be a “manager” within the meaning of Section 18-101(10) of the Act.

Section 6.02                                               Withdrawal of Manager.  Any Manager (other than any Independent Manager) may resign as a Manager of the Company by delivering notice of such resignation to the Member. Notwithstanding anything herein to the contrary, until such time as the Indenture has been discharged in accordance with its terms, an Independent Manager may not withdraw or resign as a Manager of the Company unless the Member has previously or concurrently with such resignation appointed a replacement Independent Manager. In the event that an Independent Manager withdraws, resigns or is removed as Independent Manager, unless the Indenture has been discharged in accordance with its terms, the Member shall appoint, as soon as reasonably practicable, a successor Independent Manager.  Promptly following any resignation or replacement of any Independent Manager, the Member shall give written notice to each applicable Rating Agency of any such resignation or replacement.

Section 6.03                                               Duties of Managers.  To the fullest extent permitted by applicable law, including without limitation Section 18-1101(c) of the Act, the Managers (including the Independent Manager) shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in this Agreement. To the fullest extent permitted by law, except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Member and the Company’s creditors solely to the extent of their respective economic interests in the Company, but excluding (i) all other interests of the Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Managers shall not have any fiduciary duties to the Member or any other Person bound by this Agreement. Each Manager shall execute and deliver the Management Agreement.

Section 6.04                                               Removal of Manager.  Any Manager (other than any Independent Manager) may be removed at any time, with or without cause, upon the written election of the Member. Unless the Indenture Trustee shall have consented in writing (such consent not to be unreasonably withheld or delayed) or the Indenture has been discharged in accordance with its terms, an Independent Manager may not be removed by the Member except for Cause; provided that any Independent Manager’s unwillingness to approve an Event of Bankruptcy shall not, in and of itself, constitute “Cause” for removal or expulsion of the Independent Manager.

Section 6.05                                               Quorum: Acts of the Management Committee.  At all meetings of the Management Committee, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Management Committee.  If a quorum shall not be present at any meeting of the Management Committee, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  The Managers may participate in meetings of the Management Committee by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.  Any action required or permitted to be taken at any meeting of the Management Committee or any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Managers entitled to vote thereon were present and voted.

Section 6.06                                               Officers.  The Member or the Management Committee may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person.  Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.  Any delegation pursuant to this Section 6.06 may be revoked at any time by the Member or the Management Committee.  The initial Officers shall be those individuals listed on Exhibit C attached hereto.

Section 6.07                                               Special Members.  Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon the continuation of the Company without dissolution without (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to

Sections 8.01 and 8.02, or (ii) the resignation of the Member and the admission of an additional member of the Company), each person acting as an Independent Manager shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to this Agreement; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member.  Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager shall agree in writing to be bound by the provisions of this Section 6.07.  Prior to its admission to the Company as Special Member, each person acting as an Independent Manager shall not be a member of the Company.

ARTICLE 7

DISSOLUTION, LIQUIDATION AND WINDING-UP

Section 7.01                                               Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon the occurrence of the earliest of the following events:

(a)                                         subject to Section 2.07, the election to dissolve the Company made in Writing by the Member and each Manager, including (until such time as the Indenture has been discharged in accordance with its terms) each Independent Manager, as permitted by the Basic Documents;

(b)                                         the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company unless the business of the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or

(c)                                          the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act.

Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 8.01 and 8.02, or (ii) the resignation of the

Member and the admission of an additional member of the Company), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

Section 7.02                                               Accounting.  In the event of the dissolution, liquidation and winding up of the Company, a proper accounting shall be made of the Capital Account of the Member and of the net income or net loss of the Company from the date of the last previous accounting to the date of dissolution.

Section 7.03                                               Certificate of Cancellation.  As soon as possible following the occurrence of any of the events specified in Section 7.01 and the completion of the winding up of the Company, the person or entity winding up the business and affairs of the Company shall cause to be executed a Certificate of Cancellation of the Certificate in such form as shall be prescribed by the Secretary and file the Certificate of Cancellation of the Certificate as required by the Act.

Section 7.04                                               Winding Up.  Upon the occurrence of any event specified in Section 7.01, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors in accordance with the Act.  The Member shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities of the Company and its assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 7.06.

Section 7.05                                               Order of Payment of Liabilities Upon Dissolution.  After satisfaction (whether by payment thereof or the making of reasonable provisions for the payment thereof) of all debts and liabilities of the Company, including all contingent, conditional or unmatured liabilities of the Company, including, without limitation, debts and liabilities to the Member in the event it is a creditor of the Company to the extent otherwise permitted by law, the remaining assets shall be distributed in cash or in kind to the Member.

Section 7.06                                               Limitations on Payments Made in Dissolution.  Except as otherwise specifically provided in this Agreement, the Member shall be entitled to look solely to the assets of the Company for the return of its positive Capital Account balance and shall have no recourse for its Capital Contribution and/or share of net income (upon dissolution or otherwise) against any Manager or the Management Committee.

ARTICLE 8

TRANSFER AND ASSIGNMENT

Section 8.01                                               Transfer of Membership Interests.

(a)                                         The Member may transfer its Membership Interest, but the transferee shall not be admitted as a member except in accordance with Section 8.02.  Until the transferee is admitted as a member, the Member shall continue to be the sole member of the Company and to be entitled to exercise any rights or powers of the Member with respect to the Membership Interest transferred, and the transferee shall have only the rights of an assignee to the extent such rights have been assigned.

(b)                                         Any purported transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the transfer contemplated thereby.  Notwithstanding anything contained herein to the contrary, the Member may not transfer any Membership Interest in violation of any provision of this Agreement or in violation of any applicable Federal or state securities laws.

Section 8.02                                               Admission of Transferee as Member.  A transferee of a Membership Interest desiring to be admitted as a member must execute a counterpart of, or an agreement adopting, this Agreement and shall not be admitted without the unanimous affirmative vote of the Management Committee, which vote must, until such time as the Indenture has been discharged in accordance with its terms, include the affirmative vote of each Independent Manager.  Upon admission of the transferee as a member, the transferee shall have, to the extent of the Membership Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of the Member under this Agreement and the Act.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute a transfer for purposes of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

Section 9.01                                               Notices.  Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, to the appropriate party at its address set forth on Exhibit B hereto.  The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 9.01.

Section 9.02                                               Controlling Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

Section 9.03                                               Execution of Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 9.04                                               Severability.  The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 9.05                                               Entire Agreement.  This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

Section 9.06                                               Amendments to Organizational Documents.

(a)                                         This Agreement may not be altered, amended or repealed except pursuant to a written agreement executed and delivered by the Member.  Notwithstanding the preceding sentence, until such time as the Indenture has been discharged in accordance with its terms, the Company shall not adopt a new limited liability company agreement or alter, amend or repeal any provision of Sections 2.05, 2.06, 2.07, 3.02, 6.02, 6.04, 6.07, 7.01, 8.02, 9.06 and 9.11 of this Agreement or the definitions of “Bankruptcy”, “Cause”, “Event of Bankruptcy”, “Independent Manager”, “Management Committee” or “Special Member” (collectively, the “Special Purpose Provisions”) without the unanimous affirmative vote of the Management Committee, which vote must include the affirmative vote of each Independent Manager.

(b)                                         So long as any of the Rate Reduction Bonds are outstanding, the Company and the Member shall give written notice to each Rating Agency of any amendment to this Agreement. So long as any of the Rate Reductions Bonds are outstanding, the effectiveness of any amendment to the Special Purpose Provisions shall be subject to the Rating Agency notice conditions set forth in the Basic Documents (other than any amendment which is necessary (i) to cure any ambiguity or (ii) to correct or supplement any such provision in a manner consistent with the intent of this Agreement).

(c)                                          The Company’s power to alter, amend or repeal the Certificate shall be vested in the Member.

Upon obtaining the approval of any amendment, supplement or restatement of the Certificate, the Company shall cause a Certificate of Amendment or Amended and Restated Certificate to be prepared, executed and filed in accordance with the Act.

Section 9.07                                               Paragraph Headings.  The paragraph headings in this Agreement are for convenience and they form no part of this Agreement and shall not affect its interpretation.

Section 9.08                                               Gender, Etc.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.  The term “including” shall mean “including, but not limited to.”

Section 9.09                                               Limited Liability.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Manager or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or a Manager or Officer of the Company.  To the extent permitted by applicable law, no Manager or Officer shall be personally liable to the Company for monetary damages for breach of the duty of care as an Officer or a Manager for any act taken or omission made in good faith and without willful misconduct.

Section 9.10                                               Assurances.  The Member shall hereafter execute and deliver such further instruments and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

Section 9.11                                               Enforcement by Independent Manager.  This Agreement, (including without limitation, Sections 2.05, 2.06, 2.07, 3.02, 6.02, 6.04, 6.07, 7.01, 8.02, 9.06 and 9.11) shall be enforceable against the Member by any Independent Manager in accordance with its terms.  The Independent Managers are intended beneficiaries of this Agreement.

Section 9.12                                               Waiver of Partition; Nature of Interest.  Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 5.03 hereof.  The Membership Interest of the Member in the Company is personal property.

ARTICLE 10

INDEMNIFICATION

Section 10.01                                        Indemnification.  Subject to Section 10.03 of this Article, the Company shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any and all losses, liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with action, suit, proceeding or in enforcing such person’s right to indemnification hereunder, in each case, actually and reasonably incurred by such Person, if such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful; provided that such Person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such Person’s fraud, gross negligence or willful misconduct.

Section 10.02                                        Indemnification for Suits by or in Right of Company.  Subject to Section 10.03 of this Article, the Company shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against losses, liabilities, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of such action or suit or enforcing such person’s right to indemnification hereunder, in each case, actually and reasonably incurred by such Person, if such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; provided that such Person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such Person’s fraud, gross negligence or willful misconduct. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

Section 10.03                                        Authorization.  Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the manager, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.01 or Section 10.02, of this Article, as the case may be.  Such determination may be made (i) by independent legal counsel to the Company in a written opinion or (ii) by the Member.  To the extent, however, that a manager, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith, without the necessity of authorization in the specific case.

Section 10.04                                        Good Faith.  For purposes of any determination under Sections 10.03 or 9.09 of this Agreement, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or of the Servicer or Administrator or of another enterprise, or on information supplied to him by the officers of the Company or of the Servicer or Administrator or of another enterprise in the course of their duties, or on the advice of legal counsel for the Company or of the Servicer or Administrator or of another enterprise or on information or records given or reports made to the Company or of the Servicer or Administrator or of another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or of the Servicer or Administrator or of another enterprise.  The term “another enterprise” as used in this Section 10.04 shall mean any corporation, partnership, limited liability company, joint venture, trust or other enterprise of which such person is or was serving at the request of the Company as a manager, director, officer, employee or agent.  The provisions of this Section 10.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 10.01 or 10.02 of this Article, as the case maybe.

Section 10.05                                        Court Action.  Notwithstanding any contrary determination in the specific case under Section 10.03 of this Article, and notwithstanding the absence of any determination thereunder, any manager, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 10.01 and 10.02 of this Article.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the manager, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 10.01 and 10.02 of this Article, as the case may be.  Notice of any application for indemnification pursuant to this Section 10.05 shall be given to the Company promptly upon the filing of such application.

Section 10.06                                        Expenses.  Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the manager, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article.

Section 10.07                                        Non-Exclusivity.  The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 10.01 and 10.02 of this Article shall be made to the fullest extent permitted by law.  The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 10.01 or 10.02 of this Article but who the Company has the power or obligation to indemnify under the provisions of the Act, or otherwise.

Section 10.08                                        Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Article.

Section 10.09                                        Consolidation/Merger.  For purposes of this Article, references to “the Company” shall include, in addition to the Company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had the power and authority to indemnify its managers, directors, officers, and employees or agents, so that any person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

Section 10.10                                        Heirs, Executors, and Administrators.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a manager, director, office, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.11                                        Non-Petition.  Notwithstanding any prior termination of this Agreement or the Indenture, neither the Member nor any Manager (including any Independent Manager) shall, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Company under any Federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Member hereto has executed this Agreement or caused this Agreement to be executed on its behalf as of the Closing Date.

PUBLIC SERVICE COMPANY OF
NEW HAMPSHIRE d/b/a EVERSOURCE ENERGY

By:
Name:
Title:

S-1

EXHIBIT A
Management Agreement

[Date]

PSNH Funding LLC 3
c/o Public Service Company of New Hampshire
780 North Commercial Street

Manchester NH, 03101

Re:                             Management Agreement — PSNH Funding LLC 3

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned persons, who have been designated as members of the management committee of PSNH Funding LLC 3, a Delaware limited liability company (the “Company”), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of [•], 2018, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agrees:

1                                         To accept such person’s rights and authority as a member of the Management Committee (as defined in the LLC Agreement) under the LLC Agreement, to perform and discharge such person’s duties and obligations as a member of the Management Committee under the LLC Agreement, that such rights, authority, duties and obligations under the LLC Agreement shall continue until such person’s successor as a member of the Management Committee is designated or until such person’s resignation or removal as a member of the Management Committee in accordance with the LLC Agreement, and to be bound by the provisions of the LLC Agreement (including, with respect to an Independent Manager, Section 6.07 thereof).  A member of the Management Committee is designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.                                      THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

3.                                      This Management Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute a single instrument.

A-1

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

Emilie O’Neil	Christine Vaughan

Michelle Dreyer

A-2

EXHIBIT B
Notice Address of Member

NAME OF MEMBER	NOTICE ADDRESS
Public Service Company of New Hampshire

Eversource Energy Service Company,
as agent for Public Service Company of New Hampshire
Corporate Finance,
247 Station Drive
Westwood, MA 02090-9230
Phone: (781) 441-8127 or (781) 441-8153
Email: Emilie.oneil@eversource.com or Cathy.shannon@eversource.com

B-1

EXHIBIT C
Officers

Philip J. Lembo	President and Chief Financial Officer

Jay S. Buth	Vice President, Controller and Chief Accounting Officer

Christine L. Vaughan	Vice President and Treasurer

Richard J. Morrison	Secretary

Emilie O’Neil	Assistant Treasurer

C-1